UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)       May 6, 2009

ABITIBIBOWATER INC.
(Exact name of Registrant as Specified in its Charter)
Delaware
(State or other Jurisdiction of Incorporation or Organization)
001-33776	98-0526415
(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montréal, Québec, Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant’s telephone number, including area code)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 16, 2009, AbitibiBowater Inc. (“AbitibiBowater” or the “Company”) and certain of its U.S. and Canadian subsidiaries filed voluntary petitions (collectively, the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “U.S. Court”) for relief under Chapter 11 of the United States Bankruptcy Code, as amended (“Chapter 11”).

In addition, on April 17, 2009, AbitibiBowater and certain of its Canadian subsidiaries sought creditor protection (the “CCAA Proceedings”) under the Companies’ Creditors Arrangement Act (the “CCAA”) with the Superior Court of Quebec in Canada (the “Canadian Court”). On April 17, 2009, Abitibi-Consolidated Inc. (“Abitibi”) and its wholly-owned subsidiary Abitibi-Consolidated Company of Canada (“ACCC”) each filed a voluntary petition for provisional and final relief (the “Chapter 15 Cases”) in the U.S. Court under Chapter 15 of the United States Bankruptcy Code, as amended, to obtain recognition and enforcement in the United States of certain relief granted in the CCAA Proceedings. The Chapter 11 Cases, the Chapter 15 Cases and the CCAA Proceedings are collectively referred to as the “Creditor Protection Proceedings.”

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Abitibi DIP Agreement

In the Creditor Protection Proceedings AbitibiBowater and certain of its Canadian subsidiaries sought and obtained approval by the Canadian Court to enter into a debtor in possession financial facility for the benefit of Abitibi and Donohue Corp. (“Donohue”), a wholly-owned subsidiary of AbitibiBowater. On May 6, 2009, Abitibi and Donohue, as borrowers (the “Borrowers”) and the Bank of Montreal, as lender, entered into a debtor in possession financial facility (the “Abitibi DIP Agreement”), which was acknowledged by Investissement Quebec, as sponsor (the “Sponsor”). Although Donohue is a signatory thereto, the Abitibi DIP Agreement will not be enforceable against Donohue until such time as the U.S. Court has granted an order authorizing and approving the DIP Facility (as defined below) and the charge in connection therewith with respect to Donohue (the “U.S. DIP Order”). Donohue has no obligation to seek a U.S. DIP Order and its failure to obtain such U.S. DIP Order will not affect the rights of Abitibi under the Abitibi DIP Agreement.

The Abitibi DIP Agreement provides for borrowings in an aggregate principal amount of up to $100 million for Abitibi and Donohue (the “DIP Facility”), provided that Donohue does not borrow more than $10 million and that a minimum availability of $12.5 million is maintained at all times. The DIP Facility will be made available by way of loans advanced in multiple disbursements pursuant to borrowing requests. Such loans will bear interest at either LIBOR plus 1.75% (with a LIBOR floor of 3.0%) or the U.S. base rate plus 0.75%. The outstanding principal amount of loans under the DIP Facility, plus accrued and unpaid interestare to be paid in full at the earliest of: (i) April 30, 2010; (ii) the effective date of a plan of reorganization under the CCAA or Chapter 11; (iii) the acceleration of the Abitibi DIP Agreement or the occurrence of a specified event of default; and (iv) the unenforceability of the backstop guarantee of the Sponsor. Notwithstanding the foregoing, the Borrowers will be required to repay the DIP Facility no later than November 1, 2009, as not doing so will result in the occurrence of a specified event of default.

The obligations of Abitibi under the Abitibi DIP Agreement are guaranteed by certain of Abitibi’s subsidiaries (collectively, the “Subsidiary Guarantors”) and secured by super-priority liens (the “DIP Liens”) on all present and after-acquired property of Abitibi and the Subsidiary Guarantors provided that the DIP Liens are subordinated to (i) an administrative charge not exceeding $6 million of professional fees and disbursements in connection with the CCAA Proceedings; (ii) a directors’ charge not exceeding $22.5 million; and (iii) the interests of Citibank, N.A., Abitibi Consolidated Sales Corporation and the other parties to the accounts receivable securitization program. Furthermore, the repayment obligation of the Borrowers under the DIP Facility is guaranteed by the Sponsor.

The proceeds of the loans under the Abitibi DIP Agreement will be used by AbitibiBowater for working capital and other general corporate purposes, including costs of the Creditor Protection Proceedings and fees and expenses associated with the DIP Facility.

The Abitibi DIP Agreement contains usual and customary covenants for debtor in possession financings of this type, including among other things, the obligation for Abitibi to provide a rolling 13-week cash flow forecast of receipts and disbursements and a weekly cash flow results.

BMO Capital Markets Corp. and certain of its affiliates, all subsidiaries of the Bank of Montreal, are providing financial advisory services to AbitibiBowater. In addition, certain subsidiaries of the Bank of Montreal provide other financial services to AbitibiBowater and certain of its affiliates. The Bank of Montreal was not involved in its capacity as adviser to AbitibiBowater in determining the terms of the Abitibi DIP Agreement.

A copy of the Abitibi DIP Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary of the Abitibi DIP Agreement is a summary only and is qualified, in all respects, by the provisions of the Abitibi DIP Agreement.

Sponsor Offer to Guarantee

The Borrowers have accepted the offer by the Sponsor to guarantee the DIP Facility pursuant to the Offer to Guarantee a Loan dated May 6, 2009 between the Sponsor and the Borrowers (the “Sponsor Offer to Guarantee”). The obligations of the Borrowers under the Sponsor Offer to Guarantee are similar to those set forth in the Abitibi DIP Agreement.

A copy of the Form of Sponsor Offer to Guarantee is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The summary of the Sponsor Offer to Guarantee is a summary only and is qualified, in all respects, by the provisions of the Form of Sponsor Offer to Guarantee.

The Sponsor Offer to Guarantee has been approved by the Canadian Court.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT.

The information provided pursuant to Item 1.01 of this Current Report on Form 8-K regarding the Abitibi DIP Agreement and the Sponsor Offer to Guarantee is incorporated into this Item 2.03 by reference.

ITEM 8.01.	OTHER EVENTS.

Effective May 12, 2009, Abitibi and certain subsidiaries of Donohue received a waiver from Citibank, N.A., London Branch (the “Agent”) under the accounts receivable securitization program. Pursuant to the waiver, the Agent agreed to waive certain reporting requirements, including the delivery of daily expense reports and weekly descriptions of daily operating expenses. The waiver, and the obligation of the Agent to make purchases of additional receivable interests under the accounts receivable securitization program, are subject to (i) a ratio (expressed as a percentage) on any business day of the outstanding capital over the outstanding balance of all pool receivables not exceeding 40%, and (ii) a ratio (expressed as a percentage) on any business day of the outstanding capital over the net receivables pool balance not exceeding 78%.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1

Letter Loan Agreement, dated as of May 6, 2009, relating to the Super-Priority, Senior Secured Debtor-in-Possession Credit Facility, among Abitibi-Consolidated Inc. and Donohue Corp., as Borrowers, Bank of Montreal, as Lender, and the Subsidiary Guarantors named therein.

10.2	Form of Offer to Guarantee a Loan (translated from French).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.
Date: May 12, 2009	By:	/s/ Jacques P. Vachon
Name: Jacques P. Vachon
Title: Senior Vice-President
Corporate Affairs and
Chief Legal Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1

Letter Loan Agreement, dated as of May 6, 2009, relating to the Super-Priority, Senior Secured Debtor-in-Possession Credit Facility, among Abitibi-Consolidated Inc. and Donohue Corp., as Borrowers, Bank of Montreal, as Lender, and the Subsidiary Guarantors named therein.

10.2	Form of Offer to Guarantee a Loan (translated from French).